SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Novavax, Inc.

(Name of Registrant as Specified in Its Charter)

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NOVAVAX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 7, 2003

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Novavax, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 7, 2003 at 10:00 a.m. at the Hilton Alexandria Old Town, 1767 King Street, Alexandria, Virginia (the “Meeting”) for the purpose of considering and voting upon the following matters:

1.	To elect three directors as Class II directors to serve on the Board of Directors for a three-year term expiring at the Annual Meeting of Stockholders in 2006.

2.	To approve an amendment to the 1995 Novavax, Inc. Stock Option Plan increasing the number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares from 8,000,000 shares to 9,000,000 shares.

3.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the current fiscal year ending December 31, 2003.

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

      The Board of Directors has fixed the close of business on Friday, March 14, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

      A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2002, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors

Ann P. McGeehan,
Secretary

April 1, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE VIA THE INTERNET OR TELEPHONE AS PER THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

NOVAVAX, INC.

8320 Guilford Road

Columbia, Maryland 21046

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held May 7, 2003

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Novavax, Inc. (“Novavax” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Wednesday, May 7, 2003 at 10:00 a.m. at the Hilton Alexandria Old Town, 1767 King Street, Alexandria, Virginia and at any adjournments thereof (the “Meeting”). The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company’s Annual Report to Stockholders for the year ended December 31, 2002 are being mailed to stockholders on or about April 1, 2003.

VOTING PROCEDURE AND QUORUM

      The close of business on March 14, 2003 (the “Record Date”) has been fixed as the record date to determine stockholders entitled to receive notice of and to vote at the Meeting. The only class of stock of the Company entitled to vote at the Meeting is its common stock, $.01 par value (the “Common Stock”). Only the record holders of shares of the Common Stock at the close of business on the Record Date may vote at the Meeting. On the Record Date, there were 29,722,051 shares of Common Stock outstanding and entitled to be voted at the Meeting. Each share entitles the holder to one vote on each of the matters to be voted upon at the Meeting. You may vote by mail, Internet or telephone as directed by the enclosed proxy card.

      All properly executed proxies will be voted in accordance with the instructions of the stockholder. If no contrary instructions have been indicated, the proxies will be voted in favor of proposals 1, 2 and 3 set forth in the accompanying Notice of Meeting. The Board of Directors knows of no other matters to be presented for consideration at the Meeting. Stockholders may revoke proxies at any time before they are exercised at the Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) written notice of revocation delivered to the Secretary of the Company or (c) voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

      The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the Record Date is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present. At any adjourned Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally notified. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

PROPOSAL ONE — ELECTION OF DIRECTORS

      Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Company’s Board of Directors may consist of no fewer than three directors with the specific number to be authorized by the Board of Directors from time to time at its discretion. The Board of Directors is currently authorized to consist of seven members. The members of the Company’s Board of Directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of the Class II directors expire at this Meeting. The terms of the Class III and Class I directors will expire at the 2004 and 2005 Annual Meetings of Stockholders, respectively. A director of any class who is elected by the Board of Directors to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected. A director who is elected by the Board to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor. Directors elected by the stockholders at an annual meeting to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified. Directors elected by the Board to fill vacancies or newly created directorships are to be assigned to classes by the Board so as to ensure, as nearly as possible, that each class consists of one-third of the total number of members of the Board. However, no existing director may be reclassified from one class to another and therefore the number of directors in each class may become temporarily imbalanced.

      Three directors are to be elected at this Meeting to fill the terms of the Class II directors that expire at this Meeting. The Board of Directors has designated Gary C. Evans, J. Michael Lazarus, M.D. and John O. Marsh, Jr., as nominees for reelection as Class II directors of the Company at this Meeting. If elected to be Class II directors, such nominees will serve until the expiration of their terms at the Annual Meeting of Stockholders in 2006 and until their successors are elected and qualified. Mr. Evans, Dr. Lazarus and Mr. Marsh are currently directors of the Company and have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee becomes unavailable to serve as a director, the persons named as proxies in the accompanying proxy may vote the proxy for a substitute nominee.

      The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a director.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

Members of the Board of Directors

      The following table provides certain information with respect to the directors of the Company. Comparable information regarding the executive officers of the Company is provided in the Company’s Annual Report on Form 10–K.

Nominees for Class II Director

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Gary C. Evans	46	1998	President, Chief Executive Officer and Chairman of the Board of Magnum Hunter Resources, Inc., an oil and gas provider, since 1995 and Chief Executive Officer of its predecessor, Hunter Resources, Inc., since 1985. Currently a trustee of TEL Offshore Trust, an oil and gas trust.
J. Michael Lazarus, M.D.	65	1995	Medical Director and Senior Vice President of Fresenius Medical Care North America since 1996. Associate Professor of Medicine at Harvard Medical School from 1979 to 1996.
John O. Marsh, Jr.	76	1991	Visiting Professor, George Mason University since 2001. Visiting Professor, Virginia Military Institute during 1998. Interim Chief Executive Officer and Chairman of the Board of Directors of Novavax, Inc. from 1996 to 1997. Secretary of the Army from 1981 to 1989. Counselor with Cabinet rank to the President of the United States from 1974 to 1977. Assistant for National Security Affairs to Vice President of the United States, 1974. Assistant Secretary of Defense from 1973 to 1974. U.S. Representative in Congress from 1963 to 1971.

Directors Continuing as Class I Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Denis M. O’Donnell, M.D.	49	1998	Chairman of the Board of Directors of Novavax, Inc. since 2000. General Partner at Seaside Partners, LP, a private equity firm, since 1997. Vice Chairman of the Board of Directors of Novavax, Inc. from 1999 to 2000. Senior Advisor to Novavax from 1997 to 1998. President of Novavax from 1995 to 1997. Vice President, Business Development of Novavax from 1992 to 1995. Currently a director of American Bio Medica Corporation, Columbia Laboratories, Inc., ELXSI Corporation and Molecular Diagnostics, Inc.
Ronald H. Walker	65	1995	Currently retired. Chairman of the Board of Directors of Novavax, Inc. from 1998 to 2000. Senior Partner/Managing Director of Korn/Ferry International, an executive search firm, from 1978 to 1999. Director of the National Park Service from 1972 to 1975. Special Assistant to the President of the United States from 1969 to 1972.

Directors Continuing as Class III Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Mitchell J. Kelly	43	1997	President and Chief Executive Officer of Novavax, Inc. since September, 2002. Chairman of the Board, Chief Executive Officer and Managing Member of Anaconda Capital Management, L.L.C., an investment management firm, since 1995, and in various capacities with affiliates of Anaconda Capital since 1993. President and Chief Executive Officer of Novavax from 1998 to 1999. Currently a director of several private companies.
Michael A. McManus, Jr.	60	1998	President, Chief Executive Officer and Director of Misonix, Inc., a medical, scientific and industrial provider of ultrasonic and air pollution systems, since 1998. President and Chief Executive Officer of N.Y. Bancorp from 1990 to 1998. Assistant to the President of the United States from 1982 to 1985. Currently a director of Document Imaging Systems, Inc., National Wireless, Inc. and American Home Mortgage Corp.

      There are no family relationships among any of the directors of Novavax.

Board and Committee Meetings

      The Board of Directors met 19 times during 2002. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

      The Board of Directors of Novavax has four standing committees: an Executive Committee, a Compensation and Stock Option Committee (the “Compensation Committee”), an Audit Committee and a Nominating Committee. The Executive Committee, whose members are Dr. O’Donnell (Chairman) and Messrs. Evans, Kelly, and McManus, has the authority to exercise the powers of the Board of Directors between Board meetings. The Compensation Committee, whose members are Messrs. Evans (Chairman), Marsh, McManus and Walker, reviews and recommends salaries and other compensatory benefits for the executive officers of Novavax and grants stock options to key employees of Novavax and its subsidiaries. The Audit Committee, whose members are Messrs. McManus (Chairman) and Evans and Dr. Lazarus, meets with the Company’s independent public accountants to discuss the scope and results of their examination, reviews the financial statements contained in the Company’s Forms 10–Q and 10–K before filing with the SEC, reviews the adequacy of the Company’s accounting and control systems and considers any issues raised by its members, the independent public accountants and the Company’s staff or management. The Nominating Committee, whose members are Dr. Lazarus (Chairman), Mr. Kelly, Dr. O’Donnell and Mr. Walker, reviews the qualifications and nominations of directors. Stockholders who wish to propose qualified candidates to serve as directors of the Company may do so in accordance with the procedures set forth in the Company’s By-laws in writing to the attention of the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

      During 2002, the Audit Committee met five times and the Compensation Committee met seven times. The Executive Committee met three times and acted by unanimous consent once. The Nominating Committee did not meet.

Director Compensation

      The Compensation Committee recommended, and the full Board of Directors adopted, a new compensation policy for fiscal year 2003, by which each director not employed by Novavax will receive an annual retainer of $10,000, and an additional $1,500 for each non-telephonic meeting of the Board of Directors he attends and $750 for each telephonic meeting. In addition, each committee member not employed by Novavax receives $250 per committee meeting attended, except that the Chairman of each committee receives $500 per committee meeting attended. No other cash compensation is paid to the directors for their services to the Company as directors. For information relating to shares of the Company owned by each of the directors, see “Beneficial Ownership of Stock.” For information concerning the compensation of directors who are also officers of the Company, see the Summary Compensation Table.

      Stock Option Plan. Directors of Novavax are eligible to participate in the Company’s 1995 Stock Option Plan adopted by the Board of Directors and approved by the stockholders of Novavax on September 13, 1995, as amended (the “Plan”). In addition, directors of Novavax who were not employees of Novavax or any subsidiary of Novavax were eligible to participate in the 1995 Director Stock Option Plan of Novavax adopted by the Board of Directors and approved by the stockholders of Novavax on September 13, 1995 (the “Director Plan”). The Director Plan provided for the issuance of up to 500,000 shares of Novavax Common Stock upon the exercise of stock options granted under the Director Plan, all of which have been granted. There will be no future grants made under the Director Plan. On November 12, 2002, all directors of Novavax who were not employees of Novavax were granted options to purchase 17,500 shares of Novavax Common Stock under the 1995 Stock Option Plan at an exercise price of $3.40 per share. All such options are exercisable in full beginning on the date that is six months after the date of grant and the option exercise price per share is equal to the fair market value of a share of Novavax Common Stock on November 12, 2002. In addition, on November 12, 2002, Messrs. Evans, McManus and Lazarus were granted 10,000, 10,000 and 5,000 shares, respectively, at $3.40 per share in their capacities as Chairman of the Compensation Committee, Chairman of the Audit Committee and Chairman of the ad hoc Scientific Conduct Committee, respectively. The 1995 Stock Option Plan is administered by the Compensation Committee under delegation by the Board of Directors.

Compensation Committee Interlocks and Insider Participation

      Messrs. Evans, Marsh, McManus and Walker served on the Compensation Committee during 2002. No executive officer of the Company is, or during 2002 was, a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission and the Nasdaq National Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during 2002 its officers, directors and holders of more than 10% of the Company’s Common Stock complied with all Section 16(a) filing requirements, except that Messrs. Evans, McManus, Marsh, McManus and Lazarus and Ms. McGeehan each filed one late Form 4 or Form 5 reporting stock option grants.

Certain Relationships and Related Transactions

      On March 21, 2002, pursuant to our Stock Option Plan, the Company approved the payment of the exercise price of options by two directors, Denis M. O’Donnell, M.D. and Mitchell J. Kelly, through the delivery of full recourse interest bearing promissory notes in the amounts of $1,031,668 and $447,600, respectively, or an aggregate of $1,479,268. The borrowings accrue interest at 5.07% per annum and are secured by 166,667 and 95,000 shares of common stock, respectively, or an aggregate of 261,667 shares of common stock owned by the directors. The notes are payable upon the earlier to occur of the following: (i) payable in full upon the date on which the director ceases for any reason to be a director of the Company, (ii) payable in part to the extent of net proceeds, upon the date on which the director sells all or any portion of the pledged shares or (iii) payable in full on March 21, 2007. In addition, during 2002, the Company executed a conditional guaranty of a brokerage margin account for Dr. O’Donnell in the amount of $500,000.

REPORT OF THE COMPENSATION COMMITTEE

Executive Compensation Policies

      The Compensation and Stock Option Committee of the Board of Directors (the “Committee”) is composed of four non-employee directors and is responsible for the development and administration of the Company’s executive compensation policies and programs, subject to review and approval by the full Board of Directors. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation for the executive officers of the Company and grants stock options to executives and other key employees of the Company and its subsidiaries.

      The objectives of the Company’s executive compensation program are to: (i) support the achievement of the strategic goals and objectives of the Company; (ii) attract and retain key executives critical to the success of the Company; and (iii) align the executive officers’ interests with the success of the Company. The Company’s executive compensation program currently consists of base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

Cash Compensation

      The Committee’s policy is to set base salary levels for each of the Company’s executive officers based on a review of compensation for competitive positions in the market, the executives’ job skills and experience, and judgments as to past and future contributions of the executives to the Company’s success. The corporations whose compensation practices have been studied are not limited to the peer group listed in the stock performance chart, but include the full range of companies with which the Company competes for executive talent. The annual cash incentive compensation is designed to tie annual awards to Company and individual executive performance. The Committee considers a number of factors in determining whether annual incentive awards should be paid, including the achievement by the Company of approved budgets, new product introductions and progress in the development of new products, and the achievement by the executives of their individual assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of executive performance than on quantitative data or objective criteria.

Stock-Based Compensation

      The Company seeks to provide its executives with opportunities for substantially higher compensation through stock option awards. The Committee believes that stock ownership by executive officers is important in aligning management and stockholder interests for the long-term enhancement of stockholder value. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level and (iii) past, current and prospective service rendered, or to be rendered, to the Company by the executive. The exercise price for the options granted to executives to date has been equal to 100% of the fair market value per share on the date of grant and the Committee intends to continue to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant. During 2002, the committee awarded options for a total of 540,700 shares to all employees, including options for 150,000 shares awarded to executive officers of the Company.

Chief Executive Officer Compensation

      Mitchell J. Kelly was elected President and Chief Executive Officer of the Company effective September, 2002 following the resignation of John A. Spears as President and Chief Executive Officer. In recognition of the interim nature of Mr. Kelly’s engagement, the Company accrued compensation payable to Mr. Kelly’s employer, Anaconda Capital Management, L.L.C., for Mr. Kelly’s services as President and Chief

Executive Officer of the Company during 2002, in the amount of $93,333, which was subsequently paid in February, 2003. The criteria used to establish Mr. Kelly’s compensation included, among other things, the compensation packages of executive officers of comparable companies of similar size in the specialty pharmaceutical industry. To date, Mr. Kelly has not been granted a performance bonus and has not been granted any stock options in connection with his service as President and Chief Executive Officer.

      Prior to his resignation, Mr. Spears was paid an annual base salary of $275,000. The criteria used to establish and evaluate Mr. Spears’ salary included, among other things, the compensation packages of executive officers of comparable companies of similar size in the specialty pharmaceutical industry and the Company’s progress in achieving the goals of the Board of Directors concerning product development, achieving regulatory approval of product candidates and equity financings. Mr. Spears was not given a performance bonus in 2002 and Mr. Spears was not granted any stock options in 2002.

Tax Considerations

      Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Chief Executive Officer or its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In 2002, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Committee has not formulated a policy to address non-qualifying compensation.

Compensation and Stock Option Committee

Gary C. Evans, Chairman
John O. Marsh, Jr.
Michael A. McManus, Jr.
Ronald H. Walker

REPORT OF THE AUDIT COMMITTEE

      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002.

      The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board which relates to the accountant’s independence from the Company and its related entities, and has discussed with Ernst & Young LLP their independence from the Company and has considered the compatibility of the accountants’ provision of information technology services, even though no information technology services were actually provided by Ernst & Young LLP in fiscal 2002, and other non-audit services with maintaining the accountants’ independence.

      The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an “independent” director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

Audit Committee

Michael A. McManus, Jr., Chairman
Gary C. Evans
J. Michael Lazarus, M.D.

PROPOSAL TWO — AMENDMENT TO THE COMPANY’S STOCK OPTION PLAN

      The Board of Directors has approved an amendment to the Company’s 1995 Stock Option Plan (the “Plan”) that would increase the maximum number of shares of Novavax Common Stock available to be awarded under the Plan by 1,000,000 shares from 8,000,000 shares to 9,000,000 shares. Specifically, the amendment replaces the number “8,000,000” in Section 4 of the Plan with the number “9,000,000.” This Amendment is subject to stockholder approval at the Meeting.

      The Board of Directors and the Compensation Committee of the Board of Directors believe that it is important to have equity-based incentives available to attract and retain qualified employees and to promote the success of the business of the Company by aligning employee and stockholder interests. The Company has used stock options as an integral element of its overall compensation program for key employees. Accordingly, the Plan is important in attracting and retaining employees in today’s competitive labor market, which is essential to the Company’s long-term growth and success. The Board of Directors believes that the proposed increase in shares available under the Plan is necessary to ensure that the Company can continue to offer competitive levels of stock-based compensation to new and existing employees. In addition, the Company’s Director Stock Option Plan no longer has any shares reserved for grant to directors. The Company intends not to replace the Director Plan, but rather to grant periodic options to directors from the Plan.

      Set forth below is a summary of certain provisions of the Plan and a brief and general description of the U.S. Federal income tax treatment applicable to the receipt of stock options under the Plan. The text of the Plan, as amended, is set forth in Appendix A to this proxy statement, and the new language of the proposed amendment that is the subject of this Proposal No. 2 is set forth in bold type in Section 4 of the Plan. The following is intended to be a summary, and does not purport to be a complete statement, of the principal terms of the Plan, as amended. This summary is subject to and qualified in its entirety by reference to Appendix A.

      General. The Plan was adopted by the Board of Directors and approved by the stockholders in September, 1995 and will terminate in 2005. The Plan was amended by resolution of the Board of Directors adopted in March, 1998 and approved by the stockholders in May, 1998 to increase the number of shares as to which options may be granted from 4,000,000 to 4,400,000. The Plan was again amended by resolution of the Board of Directors adopted in March, 2000 and approved by the stockholders in May, 2000 to increase the number of shares as to which options may be granted from 4,400,000 to 6,000,000. The Plan was again amended by resolutions of the Board of Directors adopted in June, 2001 and March, 2002, each of which was approved by the stockholders in May, 2002, to increase the number of shares as to which options may be granted from 6,000,000 to 8,000,000. Options granted under the Plan may be either incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or options that do not meet the requirements for incentive stock option treatment (“nonstatutory stock options” or “NSOs”). Options for a total of 2,034,015 shares were granted under the Plan to option holders of IGI, Inc. in conjunction with IGI’s spinoff of Novavax in December, 1995 (the “Spinoff Options”) as further described below. In March, 2003, the Board of Directors amended the Plan to increase the number of shares as to which options may be granted from 8,000,000 to 9,000,000, pending stockholder approval. In sum, the total increase in the number shares pending stockholder approval at this Meeting is from 8,000,000 to 9,000,000. The number of shares currently available for option grants under the Plan is 1,522,371. If the stockholders approve Proposal Two, the number of shares available for option grants will be 2,522,371.

      Administration. The Plan is administered by the Compensation Committee under delegation by the Board of Directors. The Compensation Committee has the authority to select the individuals to whom options are granted and to determine the terms of each option, including the number of shares covered by each option, the option exercise price, when the options become vested or exercisable, and whether the options will be ISOs or NSOs.

      Eligibility. All directors, employees and officers of, or consultants or advisors to, Novavax and its subsidiaries are eligible to receive options under the Plan, but only employees of Novavax and its subsidiaries are entitled to receive incentive stock options. The number of individuals receiving stock options will vary from year to year depending upon such factors as promotions and hirings. The Company currently has approximately 120 employees.

      Exercise Price. The exercise price for an ISO cannot be less than 100% of the fair market value of the Common Stock on the date of grant. In the case of ISOs granted to an employee who owns more than 10% of the Common Stock at the time of grant, the exercise price per share may not be less than 110% of such fair market value. There is no minimum exercise price for NSOs although the Compensation Committee has generally set the exercise price at the market value of the Common Stock on the date of grant. Options can be exercised by paying the exercise price in cash, in shares of Novavax Common Stock then held by the optionee, which have been held for at least six months, or by a combination of cash and Novavax Common Stock.

      Vesting and Termination. The vesting schedule of options granted under the Plan is at the discretion of the Compensation Committee. Except for the Spin-off Options, options granted under the Plan to officers and employees of Novavax have generally vested and become exercisable in three or four equal installments over a period of three to four years from the date of grant. Options granted to directors have generally vested and become exercisable in one installment six months from the date of grant. Options granted under the Plan must terminate no later than ten years from the date of grant and no ISO granted to a person who owns more than 10% of the Common Stock at the time of grant may be exercised more than five years following the date of grant. All options granted to date have been exercisable for a period of ten years from the grant date. If not terminated sooner by the original terms of the option grant or extended by action of the Compensation Committee, options granted to employees terminate three months after termination of employment for any reason except that in the case of termination due to death or disability options terminate one year from the date of death or termination due to disability.

      Change in Control. Unless otherwise provided in the underlying option agreement, in the event of a consolidation, merger, combination or reorganization or sale of all or substantially all the assets of the Company, or in the event of a dissolution of the Company, the Board of Directors of the Company or any corporation assuming the Company’s obligations, shall take one of the following actions with respect to then outstanding options: (i) provide that such options be assumed or equivalent options be substituted by the acquiring or succeeding corporation subject to Section 424 (a) of the Code, (ii) provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of notice to the optionee, (iii) in the event of a consolidation, merger, combination or reorganization under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the optionees equal to the differences between (a) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (b) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event. The majority of the option agreements granted under the Plan have provided for full acceleration of vesting in the event of a consolidation, merger, combination or reorganization or sale of all or substantially all the assets of the Company.

      Transferability. Options may not be transferred voluntarily or involuntarily except pursuant to the laws of descent and distribution, except that NSOs may be transferred pursuant to a qualified domestic relations order (as defined in SEC Rule 16b-3), and options may be exercised during the optionee’s lifetime only by the optionee.

      Spin-off Options. The Plan authorized the grant of options under the Plan to all persons who held options to purchase IGI Common Stock as of the date of IGI’s distribution of its Novavax stock to IGI’s stockholders, which occurred on December 12, 1995. These holders included both employees of IGI who transferred their employment to Novavax and employees of IGI who remained with IGI. These Spin-off Options were granted on substantially similar terms to the corresponding options to purchase IGI Common Stock held by such holders, including the rate at which the options vest and the expiration date of such options, with two exceptions. First, the number of shares of Novavax Common Stock underlying the Spin-off

Options, as compared to their IGI counterparts, reflect the distribution of one share of Novavax Common Stock for each share of IGI Common Stock. Second, the exercise prices of the Spin-off Options were determined by multiplying the exercise price of the related IGI option by a fraction, the numerator of which was the product of Novavax’s outstanding shares multiplied by the fair market value of Novavax Common Stock (the weighted average of the closing price per share of Novavax Common Stock on the American Stock Exchange for the 20 trading days immediately following the Distribution) (“Novavax Market Capitalization”), and the denominator of which was the sum of (a) the product of IGI’s shares outstanding multiplied by the fair market value of IGI Common Stock (the weighted average of the closing price per share of IGI Common Stock on the American Stock Exchange for the 20 trading days immediately following the Spin-off) (“IGI Market Capitalization”) and (b) the Novavax Market Capitalization. The Novavax Market Capitalization amount was $36,708,251, and the IGI Market Capitalization amount was $67,484,817. As an illustration, if an individual held an option to purchase 100 shares of IGI Common Stock at an exercise price of $10.00 per share, then such holder received a Spin-off Option to purchase 100 shares of Novavax Common Stock at an exercise price of $3.52 per share (i.e., $10.00 times $36,708,251 divided by $104,193,068 equals $3.52).

      Federal Income Tax Consequences to the Optionee. In general, taxable income is recognized with respect to an ISO only upon the sale of Common Stock acquired through the exercise of the ISO (“ISO Stock”) and not in connection with its grant or exercise. However, the exercise of an ISO may subject the optionee to the alternative minimum tax. The tax consequences of selling ISO Stock will vary with the length of time that the optionee has owned the ISO Stock at the time it is sold. If the optionee sells ISO Stock after having owned it for the greater of (a) two years from the date the option was granted (the “Grant Date”) and (b) one year from the date the option was exercised (the “Exercise Date”), then the optionee will recognize long term capital gain in an amount equal to the excess of the amount realized by the optionee on the sale price of the ISO Stock over the exercise price. If the optionee sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a “Disqualifying Disposition”), then all or a portion of the gain recognized by the optionee will be ordinary compensation income and the remaining gain, if any, will be a capital gain. Any capital gain realized by the optionee from the sale of ISO Stock will be a long-term capital gain if the optionee has held the ISO Stock for more than one year prior to the date of sale. If an optionee sells ISO stock for less than the exercise price, then the optionee will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year to the date of sale.

      As with ISOs, the grant of NSOs does not result in the recognition of taxable income to the optionee. However, the exercise of an NSO results in the recognition of ordinary income to the optionee in the amount by which the fair market value of the Common Stock acquired through the exercise of the NSO (“NSO Stock”) on the Exercise Date exceeds the exercise price. Because of this tax consequence, NSOs are typically exercised simultaneously with the sale of the NSO Stock. If the NSO stock is not sold upon exercise, the optionee acquires a tax basis in the NSO Stock equal to the effective fair market value of the stock on the day of exercise (i.e., the exercise price plus any income recognized upon the exercise of the option). The sale of NSO Stock generally will result in the recognition of capital gain or loss in an equal amount to the excess of the sale price of the NSO Stock over the optionee’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the optionee has held the NSO Stock for more than one year prior to the date of the sale and any such capital gain may be eligible for the lowest capital gains rate if held for more than a year.

      Federal Income Tax Consequences to the Company. The grant and exercise of ISOs and NSOs has no direct tax consequences to the Company. The Company generally will be entitled to a business-expense deduction with respect to any ordinary income recognized by an optionee, including income that results from the exercise of an NSO or a Disqualifying Disposition of an ISO. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company has a statutory obligation to withhold appropriate income taxes from the ordinary income that is realized from the exercise of NSOs. The Plan provides that an optionee must pay the necessary withholding taxes to the Company at the time of exercise.

      The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to options granted under the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the event of an optionee’s death or the income tax laws of the municipality, state or foreign country under which the optionee’s income may be taxable.

New Plan Benefits

      Future option grants, if any, that will be made to eligible participants in the Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. The Company expects that each award will be made at an exercise price equal to the market value of the Company’s common stock on the day of grant. The value of each such award depends on the market value of the Company’s common stock on the day of exercise and therefore cannot be determined or estimated at this time. The market value of the Company’s Common Stock on March 14, 2003 was $4.57 per share.

Equity Compensation Plan Information

      In addition to the 1995 Novavax, Inc. Stock Option Plan being proposed to be amended, the Company maintains one other equity compensation plan, the 1995 Director Stock Option Plan, which was approved by our stockholders, under which our equity securities were authorized for issuance to our directors. There are no shares available for option grants under the 1995 Director Stock Option Plan. The following table presents information about both plans as of December 31, 2002.

		Weighted average
	Number of securities to be	exercise
	issued upon exercise of	price of outstanding	Number of securities
	outstanding options,	options,	remaining available for
Plan Category	warrants and rights	warrants and rights	future issuance

Equity compensation plans approved by security holders	3,901,796	$6.03	1,522,371	(1)(2)
Equity compensation plans not approved by security holders	70,000 (3)	$6.00	None

Total	3,971,796	$6.02	1,522,371

(1)	Of these shares, 1,522,371 shares remain available for grant under the 1995 Novavax, Inc. Stock Option Plan and none are available for grant under the 1995 Director Stock Plan.

(2)	Excluding number of securities listed in the first column to be issued upon exercise of outstanding options, warrants and rights.

(3)	70,000 warrants granted to a consultant.

      Approval of the amendment to the 1995 Novavax, Inc. Stock Option Plan will require an affirmative vote of a majority of the outstanding shares of our common stock represented in person or by proxy, and voting, at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE PLAN.

PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF AUDITORS

Independent Public Accountants

      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending December 31, 2003, subject to ratification by stockholders at the Meeting. Ernst & Young LLP has served as the Company’s auditors since 2000. A representative of Ernst & Young is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he so desires.

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2002 and the reviews of the financial statements included within the Company’s Forms 10–Q during fiscal year 2002 were $105,669.

Financial Information Systems Design and Implementation Fees

      Ernst & Young LLP did not provide the Company with any professional services in connection with financial information systems design and implementation for fiscal year 2002.

All Other Fees

      The aggregate fees billed by Ernst & Young LLP for professional services other than audit fees were $146,555. Services for such other fees included advice with respect to taxes, preparation of tax returns and services with respect to SEC registration statements.

      If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection. The affirmative vote of the holders of a majority of the shares of Common Stock cast is required for the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of Proposal Two.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2003.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth information as of March 14, 2003 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the current directors of the Company, (iii) the Chief Executive Officer and the other named executive officers of the Company during 2002 as identified in the “Summary Compensation Table” below, and (iv) all current directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares of		Percent
	Common Stock		of Class
Beneficial Owner	Beneficially Owned(1)		Outstanding

SJ Strategic Investments LLC	5,757,000	(2)	19.4%
340 Edgemont Ave., Suite 500
Bristol, TN 37620
King Pharmaceuticals, Inc.	5,400,562	(3)	15.5%
501 Fifth Street
Bristol, TN 37620
Mitchell J. Kelly	2,195,101	(4)	7.4%
c/o Anaconda Opportunity Fund, L.P.
730 Fifth Avenue
New York, NY 10019
Anaconda Opportunity Fund, L.P.	2,080,962	(5)	7.0%
730 Fifth Avenue
New York, NY 10019
RS Investment Management Co. LLC	1,781,300	(6)	6.0%
388 Market St, 17th Floor
San Francisco, CA 94111
Gary C. Evans	155,500	(7)	*
J. Michael Lazarus, M.D.	107,500	(8)	*
John O. Marsh, Jr.	233,500	(9)	*
Michael A. McManus, Jr.	112,500	(10)	*
Denis M. O’Donnell, M.D.	557,141	(11)	1.9%
Ronald H. Walker	138,880	(12)	*
John A. Spears	630,380	(13)	2.1%
Dennis W. Genge	106,400	(14)	*
D. Craig Wright, M.D.	457,150	(15)	1.4%
Ann P. McGeehan	25,000	(16)	*
Marvin A. Heuer, M.D.	0		*
James R. Mirto	136,733	(17)	*
All executive officers and directors, as a group (13 Persons)	4,855,785	(18)	15.3%

*	Less than 1% of the Common Stock outstanding.

(1)	In accordance with the Rule 13d-3 of the Securities and Exchange Commission, a person is deemed to have “beneficial ownership” of common shares where which person has the right to acquire within 60 days. For purposes of calculating percent ownership, each person’s holdings have been calculated assuming full exercise of outstanding options and warrants exercisable by such person within 60 days of March 14, 2003, but not the exercise of options or warrants held by any other person.

(2)	As reported on Schedule 13D dated February 18, 2003 and filed with Securities and Exchange Commission by SJ Strategic Investments, LLC.

(3)	Includes 5,075,240 shares that may be acquired pursuant the terms of three convertible notes and related agreements.

(4)	Includes 2,080,962 shares (listed below) beneficially owned by Anaconda Opportunity Fund, L.P., of which Mitchell J. Kelly is the general partner of the general partner.

(5)	Consists of 2,080,962 shares owned by Anaconda Opportunity Fund, L.P. Excludes shares directly owned by Mitchell J. Kelly, the general partner of the general partner of Anaconda Opportunity Fund, L.P.

(6)	As reported on Schedule 13D dated February 14, 2003 by RS Investment Management Co., LLC.

(7)	Includes 82,500 shares issuable upon the exercise of options. Also includes 12,500 shares owned of record by Mr. Evans as trustee of the Evans 1997 Trust. Mr. Evans disclaims control or beneficial ownership of shares held by the Evans 1997 Trust.

(8)	Includes 97,500 shares issuable upon the exercise of options.

(9)	Includes 212,500 shares issuable upon the exercise of options.

(10)	Includes 82,500 shares issuable upon the exercise of options.

(11)	Includes 154,091 shares issuable upon the exercise of options and 2,000 shares owned of record by Dr. O’Donnell, as custodian for the benefit of his minor children.

(12)	Includes 132,500 shares issuable upon the exercise of options.

(13)	Includes 610,380 shares issuable upon the exercise of options.

(14)	Includes 100,000 shares issuable upon the exercise of options.

(15)	Includes 393,524 shares issuable upon the exercise of options.

(16)	Consists of 25,000 shares issuable upon the exercise of options.

(17)	Includes 133,333 shares issuable upon the exercise of options.

(18)	Includes 2,023,828 shares issuable upon the exercise of options.

EXECUTIVE COMPENSATION

Summary of Compensation

      The following table sets forth the cash and non-cash compensation paid during each of the last three fiscal years to each of individuals who served as the Company’s Chief Executive Officer, the four other most highly compensated individuals who are currently executive officers of the Company who received compensation in excess of $100,000 during fiscal 2002 for services provided to the Company, and two former executive officers (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long Term
					Compensation
					Awards(1)
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus($)	Compensation(2)	Options(#)	Compensation(3)($)

John A. Spears(4)	2002	305,317	—	—	—	2,173
President and Chief	2001	266,782	250,000	—	231,136	3,303
Executive Officer	2000	250,000	200,000	—	200,000	2,968
Mitchell J. Kelly(5)	2002	112,483	—	—	—	—
President and Chief	2001	10,200	—	—	15,000	—
Executive Officer	2000	4,600	—	—	10,000	—
Dennis W. Genge(6)	2002	165,000	75,000	—	—	2,374
Vice President, Treasurer and	2001	159,663	50,000	35,000	75,000	2,297
Chief Financial Officer	2000	34,135	—	15,000	75,000	38
D. Craig Wright, M.D.	2002	225,867	11,223	—	—	2,309
Chief Scientific Officer	2001	204,149	56,666	—	—	2,256
	2000	190,000	35,857	—	—	2,791
Ann P. McGeehan(7)	2002	168,990	52,500	—	75,000	1,691
General Counsel and Secretary	2001	—	—	—	—	—
	2000	—	—	—	—	—
Denis M. O’Donnell, M.D.(8)	2002	125,000	—	—	—	213
Chairman of the Board	2001	125,000	—	—	181,136	486
of Directors	2000	125,000	—	—	110,000	180
Marvin A. Heuer, M.D(9)	2002	190,980	50,000	—	75,000	1,436
Vice President of Scientific	2001	—	—	—	—	—
Affairs	2000	—	—	—	—	—
James R. Mirto(10)	2002	234,291	—	—	—	2,392
Senior Vice President and	2001	210,171	75,000	40,000	100,000	3,299
Chief Operating Officer	2000	129,615	—	—	150,000	1,198

(1)	Novavax does not have a long-term compensation program that includes long-term incentive payouts, restricted stock awards, stock appreciation rights or other forms of long-term compensation. The numbers in this column represent the number of shares that may be acquired pursuant to options granted in the particular year.

(2)	The amounts shown in this column represent reimbursement of relocation costs. No amounts are shown in this column if the executive officer’s perquisites are less than the lesser of $50,000 or 10% of his annual salary and bonus.

(3)	The amounts shown in this column represent premiums for term life insurance, Company contributions to its 401(k) plan, and in the instance of Dr. Wright, personal use of Company vehicle. The Company contributions under a 401(k) plan made for Mr. Spears, Mr. Genge, Dr. Wright, Ms. McGeehan, Dr. Heuer and Mr. Mirto during fiscal 2002 were $1,897, $2,144, $1,258, $1,619, $1,125, and $1,744, respectively. There was no Company contributions under a 401(k) plan for Dr. O’Donnell or Mr. Kelly during fiscal 2002. The insurance premiums paid during fiscal year 2002 for Mr. Spears, Mr. Genge, Dr. Wright, Ms. McGeehan, Dr. O’Donnell, Dr. Heuer and Mr. Mirto were $276, $230, $276, $72,

$213, $311, and $648, respectively. There were no insurance premiums paid for Mr. Kelly during 2002. Also included is $775 related to Dr. Wright’s personal use of Company vehicle.

(4)	Mr. Spears was elected President and Chief Executive Officer in May, 1999 and resigned in September, 2002. Included in Mr. Spears’ salary in 2002 are vacation and severance payments in the amount of $30,317 and $91,667, respectively.

(5)	Mr. Kelly was elected President and Chief Executive Officer in September, 2002 and recognizing the interim nature of his appointment, his employer, Anaconda Capital Management L.L.C., was reimbursed $93,333 as compensation for Mr. Kelly’s services as President and Chief Executive Officer during 2002. Such compensation was accrued during 2002 and paid in February, 2003. The remaining compensation paid to Mr. Kelly in 2000, 2001 and 2002 and the options granted to Mr. Kelly in 2000 and 2001 were granted to him in his capacity as an outside director of the Company.

(6)	Mr. Genge was elected Vice President, Treasurer and Chief Financial Officer in October, 2000.

(7)	Ms. McGeehan was elected General Counsel in February, 2002.

(8)	Dr. O’Donnell was elected Chairman of the Board of Directors in May, 2000.

(9)	Dr. Heuer was elected Vice President of Scientific Affairs in March, 2002 and resigned in December, 2002. Included in Dr. Heuer’s salary in 2002 are vacation and severance payments in the amount of $4,201 and $9,375, respectively.

(10)	Mr. Mirto was elected Senior Vice President and Chief Operating Officer in May, 2000 and resigned in August, 2002. Included in Mr. Mirto’s salary in 2002 are vacation and severance payments in the amount of $19,291 and $71,667, respectively.

Stock Options

      The following tables summarize option grants and exercises during 2002 to or by the Named Executive Officers, and the value of the options held by such persons at the end of 2002. No SARs were granted or exercised during 2001. All options listed below were granted at an exercise price equal to the fair market value of the stock on the date of grant.

Option Grants in Last Fiscal Year

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
	Number of	Percent of Total			Stock Price
	Securities	Options	Exercise		Appreciation for
	Underlying	Granted to	or Base		Option Term(3)
	Options	Employees in	Price	Expiration
Name	Granted(1)(#)	2002(2)	($/Share)	Date	5%	10%

Ann P. McGeehan	75,000	17.5%	10.40	03/06/12	$490,538	$1,243,119
Marvin A. Heuer, M.D(4)	75,000	17.5%	10.40	12/15/02	—	—

(1)	These options were awarded under the 1995 Stock Option Plan. They vest in three equal increments on the first three anniversaries of the date of the grant.

(2)	A total of 428,200 options were granted to all employees, including executive officers, in 2002.

(3)	Amounts represent hypothetical gains (net of exercise price) that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted.

(4)	Dr. Heuer resigned in December, 2002. None of his options had vested, and they were subsequently cancelled.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

			Number of		Value of Unexercised
			Securities Underlying		in-The-Money
			Unexercised Options at		Options at Fiscal
	Shares		Fiscal Year End(#)(1)		Year End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John A. Spears	—	$—	610,379	0	$0	$0
Mitchell J. Kelly	95,000	548,900	0	0	0	0
Dennis W. Genge	—	—	75,000	75,000	0	0
D. Craig Wright, M.D.	—	—	393,524	0	452,913	0
Ann P. McGeehan	—	—	0	75,000	0	0
Denis M. O’Donnell, M.D.	166,667	75,294	60,379	154,090	0	0
Marvin A. Heuer. M.D.	—	—	0	0	0	0
James R. Mirto	—	—	133,334	0	0	0

(1)	Value based on the closing price of the Company’s Common Stock on the NASDAQ National Market at the end of fiscal 2002 ($2.60 per share) minus the exercise price.

Employment Contracts

      The Company has entered into employment agreement with Mr. Genge pursuant to which he receives a base salary of $165,000, during the period of his employment with the Company. In addition, he is entitled to participate in the Company’s bonus program, if any. He has agreed to maintain the confidentiality of the Company’s proprietary information and all work product discovered or developed by him in the course of employment will belong to the Company. In addition, he has agreed not to compete with the Company within the United States or interfere or solicit the Company’s contractual relationships for a period of one year following the termination of his employment. In the event of a termination without cause, the Company has agreed, in addition to any unpaid bonus with respect to the prior year and any accrued vacation pay, to pay severance in an amount equal to one year’s salary, plus a pro-rated performance bonus based upon the previous year’s bonus amount.

      The Company has entered into an offer letter with Ms. McGeehan pursuant to which she receives a base salary of $185,000 during the period of her employment with the Company. In addition, she is entitled to participate in the Company’s bonus program, if any. She has agreed to maintain the confidentiality of the Company’s proprietary information and all work product discovered or developed by him in the course of employment will belong to the Company. In addition, she has agreed not to compete with the Company within the United States or interfere or solicit the Company’s contractual relationships for a period of one year following the termination of her employment. In the event of a termination without cause, the Company has agreed to pay severance in an amount equal to one year’s salary.

      The Company had employment contracts with Messrs. Spears and Mirto and an offer letter with Dr. Heuer, none of whom are employed by the Company any longer. No further compensation is currently due to any of these former executive officers.

      Dr. Wright’s employment agreement expired in June 2002. He continues to be employed by the Company.

Comparative Stock Performance

      The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years, with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index (which includes Novavax) over the same period (assuming the investment of $100 in the Company’s Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index on December 31, 1997, and reinvestment of all dividends).

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Novavax, Inc.	$100.00	38.75	112.50	170.00	282.00	52.00

Nasdaq Pharmaceutical Index	$100.00	126.93	239.24	298.38	253.48	156.22

Nasdaq Composite Index	$100.00	141.04	248.76	156.35	124.64	86.94

      This section is not “soliciting material,” is not deemed “filed” with the Securities Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ADDITIONAL INFORMATION

Transaction of Other Business

      The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than that described above. If any other business should come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Solicitations

      The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Stockholder Proposals for 2004 Annual Meeting

      Any proposal that a stockholder intends to present at the 2004 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 8320 Guilford Road, Columbia, MD 21046, no later than December 1, 2003 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors

Ann P. McGeehan, Secretary

April 1, 2003

Appendix A

NOVAVAX, INC.

1995 STOCK OPTION PLAN, AS AMENDED

1.	Purpose.

      The purpose of this plan (the “Plan”) is to secure for Novavax, Inc. (the “Company”) and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company’s future growth and success. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424 (e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.	Type of Options and Administration.

      (a) Types of Options. Options granted pursuant to the Plan may be either incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Code or Non-Statutory Options which are not intended to meet the requirements of Section 422 of the Code (“Non-Statutory Options”).

      (b) Administration.

(i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company’s Common Stock, $.01 par value (“Common Stock”), and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

(ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan delegate any or all of its powers under the Plan to a committee (the “Committee”) appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

      (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule (“Rule 16b-3”), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

3.	Eligibility.

      (a) General. Except as set forth in Section 3(c), options may be granted only to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine.

      (b) Grant of Options to Directors and Officers After Exchange Act Registration. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of a director or an officer (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be “disinterested persons” (as hereinafter defined), or (ii) by two or more directors having full authority to act in the matter, each of whom shall be a “disinterested person.” For the purposes of the Plan, a director shall be deemed to be a “disinterested person” only if such person qualifies as a “disinterested person” within the meaning of Rule 16b-3, as such term is interpreted from time to time.

      (c) Grant of Options to Holders of IGI, Inc. Options. In connection with the distribution by IGI, Inc. (“IGI”) on a pro rata basis in the form of a dividend (the “Distribution”) to its stockholders of all of the outstanding shares of Common Stock of the Company held by IGI, the Board of Directors may authorize the grant of options to purchase Common Stock (“Spinoff Options”) to all holders of options to purchase shares of common stock, $.01 par value, of IGI (“IGI Common Stock”) as of the date of the Distribution. Such holders include both employees of IGI who will transfer to the Company and employees of IGI who will remain with IGI. The Spinoff Options may be granted to such holders on substantially similar terms to the corresponding options to purchase IGI Common Stock held by such holders, including the rate at which the options vest and the expiration date of such options, with two exceptions. First, the number of shares of Common Stock under the Spinoff Options compared to their IGI counterparts will reflect the distribution of one share of Common Stock for each share of IGI Common Stock. Second, the exercise prices of the Spinoff Options are to be determined by multiplying the exercise price of the related IGI option by a fraction, the numerator of which shall equal the product of the Company’s outstanding shares multiplied by the fair market value of Common Stock (which shall equal the weighted average of the last reported price per share of Novavax Common Stock on the American Stock Exchange on the 20 trading days immediately following the date of the Distribution) (the “Company Market Capitalization”), and the denominator which shall equal the sum of (a) the product of IGI’s outstanding shares multiplied by the fair market value of IGI Common Stock (which shall equal the weighted average of the last reported price per share of IGI Common Stock on the American Stock Exchange on the 20 trading days immediately following the date of the Distribution) and (b) the Company Market Capitalization.

4.	Stock Subject to Plan.

      Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 9,000,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall such shares be made available for issuance to Reporting Persons or pursuant to exercise of Incentive Stock Options.

5.	Forms of Option Agreements.

      As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.	Purchase Price.

      (a) General. Subject to Section 3(b), the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

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      (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company’s Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.	Option Period.

      Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.	Exercise of Options.

      Each option granted under the Plan shall be exercisable either in full or in installments at such time or times during such period and subject to such conditions as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.	Nontransferability of Options.

      Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that Non-Statutory Options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3) or as otherwise expressly permitted in the agreement evidencing any such Non-Statutory Option.

10.	Effect of Termination of Employment or Other Relationship.

      Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee’s employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.	Incentive Stock Options.

      Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

      (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

      (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

(i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

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(ii) the option exercise period shall not exceed five years from the date of grant.

      (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

      (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

(i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

(ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

(iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.	Additional Provisions.

      (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

      (b) Acceleration or Extension of Exercise Dates. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

13.	General Restrictions.

      (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and

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applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

      (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.	Rights as a Stockholder.

      The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.	Adjustment Provisions for Recapitalizations and Related Transactions.

      (a) If (i) the outstanding shares of Common Stock are (A) exchanged for a different number or kind of shares or other securities of the Company or (B) increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

      (b) Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.	Merger, Consolidation, Asset Sale, Liquidation, etc.

      (a) General. In the event of a consolidation, merger, combination or reorganization or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a consolidation, merger, combination or reorganization under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate

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exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

      (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, of a subsidiary of the Company, as the result of a merger, consolidation, combination or reorganization of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.	No Special Employment Rights.

      Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.	Other Employee Benefits.

      Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employees are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.	Amendment of the Plan.

      (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3 (if then applicable), the Board of Directors may not effect such modification or amendment without such approval.

      (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 (if then applicable).

20.	Withholding.

      (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has

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made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

      (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

21.	Cancellation and New Grant of Options, Etc.

      The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.	Effective Date and Duration of the Plan.

      (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board’s adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

      (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.	Provision for Foreign Participants.

      The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Adopted by the Board of Directors on	, 1995

Approved by the stockholders on	, 1995

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NOVAVAX, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

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DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZNVXC1

[X]	Please mark votes as in this example.

1.	To elect the following nominees as Class II Directors to serve on the Board of Directors for a three year term expiring at the Annual Meeting of Stockholders in 2006.	2.	To approve the amendment to the 1995 Novavax, Inc. Stock Option Plan increasing the number of shares of Common Stock authorized for issuance thereunder by	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
	Nominees: (01) Gary C. Evans, (02) J. Michael Lazarus, M.D. and (03) John O. Marsh, Jr.		1,000,000 shares from 8,000,000 shares to 9,000,000 shares.	FOR	AGAINST	ABSTAIN
	FOR ALL NOMINEES [ ] WITHHELD FROM ALL NOMINEES [ ]	3.	To ratify the appointment of Ernst & Young, LLP as Independent auditors of the Company for the current fiscal year ending December 31, 2003.	[ ]	[ ]	[ ]
	________________________________ [ ] For all nominee(s) except as written above	4.	And to vote and act upon any other matters which may properly come before the meeting or any adjournment thereof.

Mark box at right if you plan to attend the meeting.	[ ]

Mark box at right if an address change or comment has been noted on the reverse side of this card.	[ ]

Please be sure to sign and date this Proxy.

Signature:	_______________________	Date:	_______________	Signature:	_______________________	Date:	_______________

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZNVXC2

PROXY

 NOVAVAX, INC.
Annual Meeting of Stockholders
MAY 7, 2003
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of Novavax, Inc. hereby appoints Mitchell J. Kelly, Dennis W. Genge and Ann P. McGeehan and each of them, attorneys, agents and proxies, with the power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Novavax, Inc., to be held at the Hilton Alexandria Old Town, 1767 King Street, Alexandria, Virginia, on May 7, 2003 at 10:00 a.m., and any adjournments thereof.

     The shares represented by this proxy will be voted as directed by the undersigned. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY FOR CLASS II DIRECTOR, (2) APPROVAL OF THE AMENDMENT TO THE 1995 NOVAVAX, INC. STOCK OPTION PLAN INCREASING THE TOTAL AUTHORIZED SHARES BY 1,000,000 SHARES FROM 8,000,000 SHARES TO 9,000,000 SHARES, (3) RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR FISCAL YEAR 2003, AND (4) IN THE DISCRETION OF THE PROXYHOLDER AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign this Proxy and return it promptly, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend. If you plan to attend, please mark the box on the reverse side. Please sign exactly as your name is printed on the reverse side. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If stock is held in joint names, all named stockholders should sign.

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